Exhibit 99.1

Biodesix Announces Fourth Quarter and Fiscal Year 2025 Results and Highlights

Delivered 41% revenue growth and 83% gross margin in Q4 2025;

Improved Net Loss by 52% and achieved first-ever Adjusted EBITDA positivity in Q4 2025;

FY2026 Revenue Guidance of $106-112 million, mid-point reflects 23% growth;

Conference Call and Webcast Today at 4:30 p.m. ET

LOUISVILLE, CO, February 26, 2026 – Biodesix, Inc. (Nasdaq: BDSX), a leading diagnostic solutions company, today announced its financial and operating results for the fourth quarter and year ended December 31, 2025 (fiscal 2025).

"Biodesix delivered exceptional results in the fourth quarter, with revenue of $28.8 million and 83% gross margin," said Scott Hutton, Chief Executive Officer. “We exceeded the high end of our revenue guidance by delivering 41% growth, and for the first time ever, achieved Adjusted EBITDA positivity in the quarter demonstrating the strength of our operating leverage and gross margins, which have become a hallmark of Biodesix performance. In 2025, we accelerated the growth of our lung-focused commercial strategy, expanded our pipeline, announced new partnerships, grew our development services offering, and presented clinical data on our on-market and pipeline products.”

Business and Financial Highlights for the Fourth Quarter and Full Year 2025

•
Diagnostic Tests core organic revenue, excluding collection on claims older than one year, was $24.1 million in the fourth quarter, growth of 40% over the prior year comparable period, driven by test volume growth of 23% and increased average revenue per test;
o
Diagnostic Test revenue of $25.1 million and $79.2 million for the fourth quarter and fiscal 2025, respectively, an increase of 46% and 22% over the prior year comparable periods. Test volumes were 18,000 and 62,600 for the fourth quarter and fiscal 2025, respectively, an increase of 23% and 15% over the prior year comparable periods. The increase in average revenue per test was driven by additional payer coverage, improvements in revenue cycle management, and approximately $1.0 million in collections from claims older than one year;
•
Development Services revenue of $3.6 million and $9.3 million for the fourth quarter and fiscal 2025, respectively, an increase of 12% and 41% over the respective prior year comparable periods, a result of both delivering against the Company’s book of contracted business and securing new agreements;
•
Total revenue of $28.8 million in the fourth quarter and $88.5 million in fiscal 2025, an increase of 41% and 24% over the respective prior year comparable periods, with gross margin expanding 400bps to 83% in the fourth quarter and 300bps to 81% in fiscal 2025;
o
Improvements in gross margin percentage were driven by growth in Diagnostic testing, improvements in average revenue per test, and optimization of testing workflows that resulted in decreases in costs per test;
•
Operating expenses (excluding direct costs and expenses) of $25.8 million and $99.7 million for the fourth quarter and fiscal 2025, an increase of 14% and 10% over the respective prior year comparable periods. Sales, marketing, and general administrative investment increased 14% to support the 41% revenue growth delivered in the fourth quarter. The Company expects continued operating leverage as our expanded sales team advances along the productivity curve and converts growing experience into sustained performance;
o
Includes non-cash stock compensation expense of $1.1 million and $4.1 million during the fourth quarter and fiscal 2025, a decrease of 15% and 38% over the respective prior year comparable periods;

•
Net loss of $4.0 million and $35.3 million for the fourth quarter and fiscal 2025, an improvement of 52% and 18% over the respective prior year comparable periods;
•
Adjusted EBITDA of $0.5 million in Q4 2025, the Company’s first quarter of Adjusted EBITDA positivity, representing a $4.5 million or 113% improvement from Q4 2024. This milestone reflects strong revenue flow-through and operating leverage across Biodesix. Adjusted EBITDA for fiscal 2025 was a loss of $17.5 million, an improvement of 21% over fiscal 2024;

Metric	FY25 Guidance (Raised)	FY25 Actual	Result
Total Revenue	$84-86M	$88.5M	✓ Above High End
Q4 Adj. EBITDA	Positive in Q4	$0.5M (positive)	✓ First-Ever
Gross Margin (FY)	78% - 79%	81%	✓ +300bps YoY

•
Pro forma cash and cash equivalents of $33.7 million (including subsequent ATM proceeds), supported by the Company’s first quarter of Adjusted EBITDA positivity, which positions Biodesix to reduce quarterly cash consumption as revenue scales;
o
Cash and cash equivalents of $19.0 million as of December 31, 2025 was inclusive of $2.3 million in at-the-market proceeds, and subsequent to the end of the quarter, the Company raised and additional $14.7 million to support continued growth investment;
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Subsequent to the end of the quarter, the Company amended the Senior Secured Term Loan with Perceptive Advisors to extend the maturity date and interest only period to November 2028. The extension and additional cash strengthens the balance sheet and provides increased financial flexibility.

2026 Financial Outlook

The Company anticipates generating between $106-112 million in total revenue in 2026, the mid-point representing 23% growth over 2025 total revenue, and expects continued improvement toward sustained Adjusted EBITDA positivity. The revenue growth and improvement on the path to profitability is expected to be driven by the increasing productivity across our expanded sales organization, improvements to average revenue per test demonstrated in the second half of 2025, additional clinical data on the Nodify Lung tests to help drive adoption from healthcare providers and payers, increases in Development Services pipeline, and the demonstrated operating leverage.

Metric	FY 2025 Actual	FY 2026 Guidance
Total Revenue	$88.5M	$106-112M (mid-point is 23% growth)
Gross Margin	81%	Maintain ~80%
Adj. EBITDA	$(17.5)M FY	Continued improvement on path to profitability

Conference call and webcast information

Listeners can register for the webcast via this link. Analysts who wish to participate in the question-and-answer session should use this link. A replay of the webcast will be available via the Company’s investor website approximately two hours after the call’s conclusion. Participants are advised to join 15 minutes prior to the start time.

For a full list of Biodesix press releases and webinars, please visit biodesix.com.

About Biodesix

Biodesix is a leading diagnostic solutions company, driven to improve clinical care and outcomes for patients. Biodesix Diagnostic Tests, marketed as Nodify Lung® Nodule Risk Assessment and IQLung® Cancer Treatment Guidance, support clinical decisions to expedite personalized care and improve outcomes for patients with lung disease. Biodesix Development Services enable the world’s leading biopharmaceutical, life sciences, and research institutions with scientific, technological, and operational capabilities that fuel the development of diagnostic tests, tools, and therapeutics. For more information, visit biodesix.com.

Trademarks: Biodesix, Biodesix Logo, Nodify Lung, and IQLung are trademarks or registered trademarks of Biodesix, Inc.

Use of Non-GAAP Financial Measure

Biodesix reported results are presented in accordance with generally acceptedaccounting principles in the United States (GAAP). Biodesix has provided in this press release financial information that has not been prepared in accordance with GAAP. Biodesix uses the non-GAAP financial measure, Adjusted EBITDA, internally in analyzing its financial results and believes that use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Biodesix financial results with other companies in its industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Biodesix financial statements prepared in accordance with GAAP. A reconciliation of Biodesix historical non-GAAP financial measure to the most directly comparable GAAP measure has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of Net loss to Adjusted EBITDA, helps investors make comparisons between our Company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.

Adjusted EBITDA is used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of Net loss or Loss from operations. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items and may not be directly comparable to similarly titled metrics used by other companies.

We calculate Adjusted EBITDA as Net loss adjusted to exclude interest, income tax expense, if any, depreciation and amortization, share-based compensation expense, loss on debt extinguishments, net, change in fair value of warrant liabilities, net, other income, net, and other non-recurring items. Non-recurring items are excluded as they are not representative of our underlying operating performance. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for Loss from operations, Net loss, and other GAAP measures.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions.Forward-looking statements may include information concerning possible or assumed future results of operations, including descriptions of our revenues, profitability, outlook, and overall business strategy, the timing and assumptions regarding collection of revenues on projections, availability of funds and future capital, the anticipated impact and benefits of new clinical data, reimbursement coverage and research partnerships, the impact of enhanced U.S. tariffs, import/export restrictions or other trade barriers on the company and its operations and financial performance. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Other factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of our most recent Annual Report on Form 10-K, filed February 26, 2026. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Media:

Natalie St. Denis

natalie.stdenis@biodesix.com

(720) 925-9285

Investors:

Chris Brinzey

chris.brinzey@icrhealthcare.com

(339) 970-2843

Biodesix, Inc.

Condensed Balance Sheets (unaudited)

(in thousands, except share data)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$18,987	$26,245
Accounts receivable, net of allowance for credit losses of $62 and $481	9,036	8,603
Other current assets	4,495	4,636
Total current assets	32,518	39,484
Non‑current assets
Property and equipment, net	24,817	27,828
Intangible assets, net	3,883	5,874
Operating lease right-of-use assets	2,997	1,767
Goodwill	15,031	15,031
Other long-term assets	8,230	7,260
Total non‑current assets	54,958	57,760
Total assets	$87,476	$97,244

Liabilities and Stockholders' (Deficit) Equity
Current liabilities
Accounts payable	$3,080	$2,194
Accrued liabilities	11,033	10,064
Deferred revenue	961	678
Current portion of operating lease liabilities	1,364	719
Current portion of notes payable	6	21
Other current liabilities	992	641
Total current liabilities	17,436	14,317
Non‑current liabilities
Long‑term notes payable, net of current portion	47,445	36,408
Long-term operating lease liabilities	24,039	24,828
Other long-term liabilities	1,021	815
Total non‑current liabilities	72,505	62,051
Total liabilities	89,941	76,368
Commitments and contingencies
Stockholders’ (deficit) equity
Preferred stock, $0.001 par value, 5,000,000 authorized; 0 (2025 and 2024) issued and outstanding	—	—
Common stock, $0.001 par value, 200,000,000 authorized; 8,253,053 (2025) and 7,274,578 (2024) shares issued and outstanding	8	7
Additional paid‑in capital	495,289	483,366
Accumulated deficit	(497,762)	(462,497)
Total stockholders’ (deficit) equity	(2,465)	20,876
Total liabilities and stockholders’ (deficit) equity	$87,476	$97,244

Biodesix, Inc.

Condensed Statements of Operations (unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Diagnostic Tests	$25,148	$17,205	$79,197	$64,708
Development Services	3,607	3,224	9,302	6,615
Total revenues	28,755	20,429	88,499	71,323
Direct costs and expenses	4,879	4,342	16,719	15,573
Research and development	2,870	2,414	12,001	9,559
Sales, marketing, general and administrative	22,972	20,219	87,545	80,451
Impairment loss on intangible assets	1	103	107	238
Total operating expenses	30,722	27,078	116,372	105,821
Loss from operations	(1,967)	(6,649)	(27,873)	(34,498)
Other (expense) income:
Interest expense	(2,059)	(1,752)	(7,716)	(8,258)
Loss on extinguishment of liabilities	—	—	—	(248)
Change in fair value of warrant liability, net	—	—	(280)	—
Other income, net	46	150	604	73
Total other expense	(2,013)	(1,602)	(7,392)	(8,433)

Net loss	$(3,980)	$(8,251)	$(35,265)	$(42,931)
Net loss per share, basic and diluted	$(0.49)	$(1.13)	$(4.67)	$(6.64)
Weighted-average shares outstanding, basic and diluted	8,065	7,330	7,551	6,470

Biodesix, Inc.

Reconciliation of Net Loss to Adjusted EBITDA (unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(3,980)	$(8,251)	$(35,265)	$(42,931)
Interest expense	2,059	1,752	7,716	8,258
Depreciation and amortization	1,387	1,449	5,670	5,773
Share-based compensation expense	1,075	1,265	4,139	6,638
Loss on extinguishment of liabilities	—	—	—	248
Change in fair value of warrant liability, net	—	—	280	—
Other income, net	(11)	(150)	(10)	(73)
Adjusted EBITDA	$530	$(3,935)	$(17,470)	$(22,087)